UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 22, 2014

Chelsea TherapEUtics International, Ltd.
(Exact name of registrant as specified in its charter)

Delaware	000-51462	20-3174202
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer ID Number)

3530 Toringdon Way, Suite 200, Charlotte, North Carolina 28277
(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code: (704) 341-1516

 Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On January 22, 2014, the Board of Directors (the “Board”) of Chelsea Therapeutics International, Ltd. (the “Company”), appointed Joseph G. Oliveto to be the Company’s President and Chief Executive Officer, effective immediately. Since July 2012, Mr. Oliveto had served as the Company’s interim President and Chief Executive Officer. Also on January 22, 2014, the Board appointed Mr. Oliveto to the Board to fill an existing vacancy.

Mr. Oliveto joined the Company in 2008 as Vice President of Operations. Before joining the Company, Mr. Oliveto was employed in the position of Executive in Residence at Pappas Ventures, a life sciences venture capital firm. Prior to Pappas Ventures, he served in a number of progressively senior positions at Hoffmann-La Roche, most recently as the Global Alliance Director for Roche’s licensing organization. Previous experience at Roche includes clinical development, project management, manufacturing process improvement and global business. During his tenure, he played an integral part in the success of multiple New Drug Application filings, developed comprehensive launch programs, including those for both Pegasys and Copegus, and closed multiple licensing deals. Mr. Oliveto obtained a BA in Chemistry and an MBA from Rutgers University.

Mr. Oliveto, age 46, has no familial relationships with any executive officer or director of the Company. Other than his employment with us, there have been no transactions in which we have participated and in which Mr. Oliveto had a direct or indirect material interest involving in excess of $120,000 since January 1, 2013, the beginning of our last completed fiscal year.

In connection with his appointment as President and Chief Executive Officer of the Company, the Board approved an annual base salary for Mr. Oliveto of $350,000. Mr. Oliveto also received a stock option grant of 150,000 shares of the Company’s common stock at an exercise price of $4.65, which was the closing price of the Company’s common stock on the Nasdaq Capital Market on the date of the grant. The options will vest in equal annual installments over four years, beginning January 22, 2015. Mr. Oliveto will not receive any additional compensation for his service as a director of the Company.

On January 27, 2014, the Company issued a press release regarding the matters described in this Item 5.02. A copy of the press release is attached hereto as Exhibit 99.1 and incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

99.1 Press release dated January 27, 2014.

Signature

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CHELSEA THERAPEUTICS INTERNATIONAL, LTD.

By:	/s/ J. Nick Riehle
J. Nick Riehle Chief Financial Officer

Dated: January 27, 2014

Exhibit Index

Exhibit No.	Description
99.1	Press release dated January 27, 2014.